UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Electrified Materials Corporation
(Exact name of registrant as specified in its charter)

Indiana	85-1848141
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12115 Visionary Way, Suite 174 Fishers Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(317) 855-9926

Mark Jensen

Chief Executive Officer

12115 Visionary Way, Suite 174

Fishers, Indiana 46038

Telephone: (317) 855-9926

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

_________________

Clifford J. Hunt

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

(727) 471-0444 telephone

(727) 471-0447 facsimile

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	NASDAQ Capital Market

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between American Resources Corp. and the registrant
2.2	Transition Services Agreement between American Resources Corp and the registrant
2.3	Supply Agreement
3.1	Articles Conversion of the registrant
3.2	Articles of Incorporation of the registrant
4.1	Bylaws of the registrant
10.01	Employment Agreement with Mark C. Jensen as Chief Executive Officer
10.02	Employment Agreement with Kirk P. Taylor as Chief Financial Officer
10.03	2024 Omnibus Incentive Plan
21.1	List of subsidiaries of the registrant
99.1	Preliminary Information Statement

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Electrified Materials Corporation

Dated: December 27, 2024	By:	/s/ Mark C. Jensen
	Name:	Mark C. Jensen
	Title:	Chief Executive Officer

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